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                                                                    EXHIBIT 99.1

                        INDUS RIVER NETWORKS, INC. PROXY
                       FOR SPECIAL MEETING OF STOCKHOLDERS

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of INDUS RIVER NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated as of October __, 2000, for the Special Meeting of Stockholders to be held on ________________, 2000, at 10:00 a.m., local time, at the offices of McDermott, Will & Emery LLP, 28 State Street, Boston, Massachusetts, 02109, and at any and all adjournment(s) thereof, and to vote all shares of stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

      The attorney-in-fact shall be present and shall act at said meeting or any and all adjournment(s) thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 18, 2000, BY AND AMONG CABLETRON SYSTEMS, INC., ACTON ACQUISITION CO., A WHOLLY OWNED SUBSIDIARY OF CABLETRON SYSTEMS, INC., AND INDUS RIVER NETWORKS, INC. AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
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         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE
FOLLOWING PROPOSALS:

         1. Proposal to approve the Agreement and Plan of Merger, dated as of August 18, 2000, by and among CABLETRON SYSTEMS, INC., ACTON ACQUISITION CO., a wholly owned subsidiary of CABLETRON SYSTEMS, INC., AND INDUS RIVER NETWORKS, INC.

                        FOR                     /  /

                        AGAINST                 /  /

                        ABSTAIN                 /  /

         2. To adopt and approve, in their discretion, such other matter or matters which may properly come before the Special Meeting or any and all or adjournment(s) thereof.

                        FOR                     /  /

                        AGAINST                 /  /

                        ABSTAIN                 /  /



Mark here for address change and note at left   /  /

Mark here if you plan to attend the meeting     /  /

      This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.


DATED: _______________________, 2000


____________________________________
Signature of Stockholder(s)